Exhibit 10.9

QEP RESOURCES, INC.

2010 LONG-TERM STOCK INCENTIVE PLAN

TIME-BASED RESTRICTED STOCK UNITS AGREEMENT

THIS TIME-BASED RESTRICTED STOCK UNITS AGREEMENT (this “Agreement”) is made effective as of July 1, 2010 (the “Grant Date”), between QEP Resources, Inc., a Delaware corporation (the “Company”), and Keith O. Rattie (the “Grantee”).

WHEREAS, the Grantee currently serves as a non-employee director (a “Director”) on the Board of Directors of the Company (the “Board”);

WHEREAS, the Company has established the QEP Resources, Inc., 2010 Long-Term Stock Incentive Plan (the “Plan”);

WHEREAS, Section 10 of the Plan provides for the issuance of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), pursuant to awards of restricted stock units (“Restricted Stock Units”);

WHEREAS, Section 11(c) of the Plan provides for the issuance of dividend equivalents (payable on a current or deferred basis) in the discretion of the Compensation Committee of the Board (the “Committee”);

WHEREAS, the Committee has determined that it would be to the advantage and in the best interest of the Company and its stockholders to grant to the Grantee the Restricted Stock Units and dividend equivalents awards for ordinary quarterly cash dividends as provided for herein as an inducement to the Grantee to remain in the service of the Company as a Director, and has advised the Company thereof and instructed the undersigned officer to issue said Restricted Stock Units and dividend equivalents awards;

WHEREAS, all capitalized terms used herein without definition shall have the meanings ascribed to such terms in this Agreement, or, if not defined herein, in the Plan; and

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.
AWARDS OF RESTRICTED STOCK UNITS AND DIVIDEND EQUIVALENTS

Section 1.1

Awards of Restricted Stock Units and Dividend Equivalents

(a)

For good and valuable consideration, on the Grant Date the Company hereby grants to the Grantee Restricted Stock Units for [1,000,000 divided by the fair market value of QEP stock on the Grant Date] shares of Common Stock upon the terms and conditions set forth in this Agreement.  Each Restricted Stock Unit represents the right to receive one share of Common Stock at the times and subject to the conditions set forth herein.

(b)

Pursuant to Section 5(d) of the Plan, the Company agrees to make proportionate adjustments to the number of outstanding Restricted Stock Units (including, without limitation, Restricted Stock Units issued in connection with the deemed reinvestment of dividend equivalents) as provided in Section 5(d) of the Plan, it being understood that any such adjustment to the number of outstanding Restricted Stock Units shall be made with respect to any particular outstanding Restricted Stock Unit until such time as such Restricted Stock Unit expires, is forfeited or is actually distributed in shares of Common Stock hereunder.

(c)

Pursuant to Section 11(c) of the Plan, the Company hereby grants to the Grantee a dividend equivalent award with respect to each Restricted Stock Unit granted pursuant to this Agreement for all ordinary quarterly cash dividends which are paid to all or substantially all holders of the outstanding shares of Common Stock between the Grant Date and the date when the Restricted Stock Unit is distributed or paid to the Grantee or forfeited or expires (“Dividend Equivalents”).  The Dividend Equivalents award for each Restricted Stock Unit shall be equal to the amount of cash which is paid as a dividend on one share of Common Stock.  All such Dividend Equivalents shall be credited to the Grantee and be deemed to be reinvested in additional Restricted Stock Units as of the date of payment of any such dividend based on the Fair Market Value of a share of Common Stock on such date.  Each additional Restricted Stock Unit which results from such deemed reinvestment of Dividend Equivalents granted hereunder shall be subject to the same vesting, distribution or payment, adjustment and other provisions which apply to the underlying Restricted Stock Unit to which such additional Restricted Stock Unit relates.

Notwithstanding anything to the contrary anywhere else in this Agreement, the Restricted Stock Units and Dividend Equivalents awards granted under this Agreement are subject to the terms, definitions and provisions of this Agreement and the Plan, which is incorporated herein by reference; provided, however, that in the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of this Agreement shall control.

Section 1.2

Consideration to Company

In consideration for the grant of Restricted Stock Units and Dividend Equivalents awards provided for in this Agreement, the Grantee agrees to continue to render services to the Company as a Director.  Nothing in this Agreement or in the Plan shall confer upon the Grantee any right to continue in the service of the Company as a Director or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Grantee at any time for any reason whatsoever, with or without cause, it being understood that the foregoing shall not be deemed to reduce or otherwise adversely affect the intended benefits conferred upon the Grantee by this Agreement.

ARTICLE II.
VESTING AND PAYMENT

Section 2.1

Vesting of Restricted Stock Units and Dividend Equivalents

(a)

Subject to paragraphs (b), (c) and (d) below and to Section 2.2 hereof, the Restricted Stock Units shall vest in cumulative installments as follows:

(i)

One-third of the Restricted Stock Units shall vest on the first anniversary of the Grant Date;

(ii)

One-third of the Restricted Stock Units shall vest on the second anniversary of the Grant Date;

(iii)

One-third of the Restricted Stock Units shall vest on the third anniversary of the Grant Date;

(b)

All Restricted Stock Units and Dividend Equivalents awards granted under this Agreement shall vest in the event of:

(i)

The occurrence of a Change in Control (as defined in the Plan);

(ii)

The Grantee’s Separation from Service due to the Grantee’s death or total and permanent disability;

(iii)

The Grantee’s Separation from Service which occurs as a result of the Grantee ceasing to serve as a Director due to a conflict of interest between the Company and Questar Corporation, as determined by the Board in its sole discretion;

(iv)

The Grantee’s Separation from Service as a result of the Grantee ceasing to serve as a Director as a result of a mutual agreement between the Grantee and the Company; or

(v)

The Grantee’s Separation from Service due to the Company’s failure to re-nominate the Grantee as a Director.

(c)

Each additional Restricted Stock Unit which results from adjustments made pursuant to Section 1.1(b) hereof shall vest whenever the underlying Restricted Stock Unit to which such additional Restricted Stock Unit relates vests.

(d)

Each additional Restricted Stock Unit which results from deemed reinvestments of Dividend Equivalents pursuant to Section 1.1(c) hereof shall vest whenever the underlying Restricted Stock Unit to which such additional Restricted Stock Unit relates vests.

Section 2.2

Forfeiture of Unvested Restricted Stock Units and Dividend Equivalents

(i)

Immediately upon the Grantee’s “separation from service” from the Company (within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulation Section 1.409A-1(h)) (a “Separation from Service”), the Grantee shall forfeit any and all Restricted Stock Units and Dividend Equivalents awards granted under this Agreement which have not vested or do not vest on or prior to the date on which the Grantee’s Separation from Service occurs pursuant to Section 2.1, hereof and the Grantee’s rights in any such Restricted Stock Units and Dividend Equivalents awards which are not so vested shall lapse and expire.

Section 2.3

Distribution or Payment of Restricted Stock Units

(a)

All of the Grantee’s Restricted Stock Units which are then vested under Section 2.1 hereof shall be distributed in shares of Common Stock on the date of the Grantee’s Separation from Service for any reason.

(b)

All distributions shall be made by the Company in the form of whole shares of Common Stock, and any fractional share shall be distributed in cash in an amount equal to the value of such fractional share determined based on the Fair Market Value as of the date immediately prior to such distribution.

(c)

The time of distribution of the Restricted Stock Units under this Agreement may not be changed except as may be permitted by the Committee in accordance with Section 409A of the Code and the applicable Treasury Regulations promulgated thereunder.

Section 2.4

Restricted Stock Units Not Transferable

Neither the Restricted Stock Units or Dividend Equivalents nor any interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of the Grantee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law or by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 2.4 shall not prevent transfers by will or by the applicable laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

Section 2.5

Restricted Stock Units on New Shares

In the event that the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of capital stock or other securities of the Company or of another corporation or other entity by reason of merger, consolidation, combination, recapitalization, reclassification, reorganization, stock split, stock dividend or combination of shares, or otherwise, such new or additional or different shares or securities which are issued upon conversion of or in exchange or substitution for one share of Common Stock shall be substituted as the property which the Grantee will be entitled to receive in distribution or payment for each Restricted Stock Unit pursuant to Section 2.3 hereof, unless the Committee with the Grantee’s consent provides for the substitution of new or additional or different shares or securities.

Section 2.6

Competition

(a)

Having received the Restricted Stock Units in connection with the transaction contemplated by the Separation and Distribution Agreement, by and between Questar

Corporation and the Company, dated as of June 14, 2010, the Grantee recognizes and agrees that in order to adequately protect the Company’s investment in its proprietary information and trade secrets and to protect such information and secrets and all other confidential information from disclosures to competitors and to protect the Company from unfair competition, separate covenants not to compete, not to solicit, and not to recruit the Company’s employees for the duration and scope set forth below, are necessary and desirable.  The Grantee understands and agrees that the restrictions imposed in these covenants represent a fair balance of the Company’s rights to protect its business and the Grantee’s right to pursue employment.

(b)

The Grantee shall not, during the period beginning on the Grant Date and ending on the date three (3) years following the Grant Date (the “Non-Compete Period”), directly or indirectly engage in, have any equity interest in, or manage or operate any person, firm, corporation, partnership or business (whether as a director, officer, employee, agent, representative, partner, security holder, consultant or otherwise) that engages in any business which competes with any Business (as defined below) of the Company or any of its affiliates anywhere in the world where the Company conducts Business during the Non-Compete Period; provided, however, that the Grantee shall be permitted to acquire a passive debt or equity interest in such a business provided such business has a class of publicly-traded securities and the securities directly or indirectly beneficially owned by the Grantee do not represent more than three percent (3%) of the outstanding interest in such business; provided, further, that the Grantee shall be permitted to serve as a director on the Board of Directors of Questar Corporation.

(c)

During the Non-Compete Period, the Grantee shall not, directly or indirectly, recruit or otherwise solicit or induce any employee, customer or supplier of the Company (i) to terminate his, her or its employment or other arrangement with the Company, (ii) to otherwise change his, her or its relationship with the Company, or (iii) to establish any relationship with the Grantee or any of his or her affiliates for any business purpose competitive with the Business of the Company.

(d)

In the event any term of this Section 2.6 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable, or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

(e)

As used in this Section 2.6, (i) the term “Company” shall include QEP Resources, Inc. and its Affiliates (as that term is defined in the Plan), and (ii) the term “Business” shall mean the business of natural gas and oil exploration, natural gas and oil development and production, midstream natural gas gathering and processing, and energy marketing, as such business may be expanded or altered into reasonably related business activities by the Company during the period of Grantee’s service with the Company.

ARTICLE III.
MISCELLANEOUS

Section 3.1

Holding Period and Additional Restrictions as to Ownership and Transfer

Notwithstanding any provision of this Agreement to the contrary, in the event that the grant of the Restricted Stock Units is not exempt under Section 16 of the Exchange Act on the Grant Date, the Company will make any distribution or payment for a Restricted Stock Unit in cash to the extent that such payment or distribution is required to be made on or prior to the six month anniversary of the Grant Date.

Section 3.2

Conditions to Issuance of Stock Certificates

Shares of Common Stock which are distributed in settlement of Restricted Stock Units may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company.  Such shares of Common Stock shall be fully paid and nonassessable.  The shares of Common Stock issued pursuant to this Agreement shall be held in book entry form and no certificates shall be issued therefor; provided, however, that certificates may be issued for shares of Common Stock issued pursuant to this Agreement at the request of the holder and in accordance with the charter and bylaws of the Company, as amended or supplemented from time to time.  The Company shall not be required to issue such shares in book entry or certificated form prior to fulfillment of all of the following conditions:

(a)

The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b)

The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;

(c)

The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

(d)

To the extent that the Grantee has elected to pay any withholding taxes in cash pursuant to Section 3.7 hereof, the receipt by the Company of full payment of any applicable withholding tax.

The Company will use commercially reasonable efforts to satisfy all of the foregoing conditions on or prior to the date when any distribution or payment of the Restricted Stock Units is to be made to the Grantee pursuant to Section 2.3(a) hereof (and, if any of the foregoing conditions remain unsatisfied as of such date, the Company will use commercially reasonable efforts to satisfy such conditions as promptly as reasonably practicable).

In the event that the Company delays a distribution or payment in settlement of Restricted Stock Units because it reasonably determines that the issuance of shares of Common Stock in settlement of Restricted Stock Units will violate Federal securities laws or other applicable law, such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii).  The Company shall not delay any payment if such delay will result in a violation of Section 409A of the Code.

Section 3.3

Notices

Any notice to be given by the Grantee under the terms of this Agreement shall be addressed to the Secretary of the Company (or, in the event that the Grantee is the Secretary of the Company, then to the Company’s Chairman of the Board).  Any notice to be given to the Grantee shall be addressed to him at his home address on record with the Company.  By a notice given pursuant to this Section 3.3, either party may hereafter designate a different address for notices to be given to him.  Any notice which is required to be given to the Grantee shall, if Grantee is then deceased, be given to the Grantee’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 3.3.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed as set forth above or upon confirmation of delivery by a nationally recognized overnight delivery service.

Section 3.4

Rights as Stockholder

Except as otherwise provided herein, the holder of the Restricted Stock Units shall not have any of the rights of a stockholder with respect to the Restricted Stock Units or Dividend Equivalents until shares of Common Stock are distributed to him in settlement of such Restricted Stock Units.

Section 3.5

Conformity to Securities Laws

The Grantee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation the applicable exemptive conditions of Rule 16b-3) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  To the extent permitted by applicable law, the Plan, this Agreement and the Restricted Stock Units shall be deemed amended to the extent necessary to conform to such laws, rules and regulations, provided, however, that no such amendment shall, without the written consent of the Grantee, impair any rights or benefits of the Grantee under this Agreement.

Section 3.6

Amendments

This Agreement may only be amended in writing signed by a duly authorized officer of the Company and the Grantee.

Section 3.7

Tax Withholding

The Company shall be entitled to withhold in cash or deduction from other compensation payable to the Grantee any sums required by federal, state or local tax law to be withheld with respect to the vesting, distribution or payment of the Restricted Stock Units.  In satisfaction of the foregoing requirement upon distribution or payment of the Restricted Stock Units, whenever the Company makes distributions of Restricted Stock Units in shares of Common Stock, the Company shall withhold shares of Common Stock otherwise issuable in such distributions having a Fair Market Value equal to the sums required to be withheld, unless the Grantee elects to make a cash payment to the Company for such withholding taxes by providing written notice to the Company of such election no less than 15 days prior to the date of which such shares are to be issued.  Notwithstanding any other provision of the Plan or this Agreement, the number of shares of Common Stock which may be withheld with respect to the distribution or payment of the Restricted Stock Units in order to satisfy the Grantee’s federal and state income and payroll tax liabilities with respect to the issuance of shares of Common Stock in payment of the Restricted Stock Units shall be limited to the number of shares which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state income tax and payroll tax purposes that are applicable to such supplemental taxable income.

Section 3.8

Governing Law

This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

Section 3.9

Unfunded, Unsecured Obligations

The obligations of the Company under the Plan and this Agreement shall be unfunded and unsecured, and nothing contained herein shall be construed as providing for assets to be held in trust or escrow or any other form of segregation of the assets of the Company for the benefit of the Grantee or any other person or persons to whom benefits are to be paid pursuant to the terms of the Plan or this Agreement.  The interest of the Grantee or any other person hereunder shall be limited to the right to receive the benefits as set forth herein.  To the extent that the Grantee or any other person acquires a right to receive benefits under the Plan or this Agreement, such rights shall be no greater than the right of an unsecured general creditor of the Company.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

GRANTEE

QEP RESOURCES, INC.

by

Keith O. Rattie

Richard Doleshek

Executive Vice President,

Chief Financial Officer and Treasurer